As filed with the U.S. Securities and Exchange Commission on August 29, 2022

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Polestar Automotive Holding UK PLC

(Exact name of Registrant as specified in its charter)

England and Wales	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Assar Gabrielssons Väg 9

405 31 Göteborg, Sweden

(Address of Principal Executive Offices, Including Zip Code)

Polestar Automotive Holding UK PLC 2022 Omnibus Incentive Plan

Polestar Automotive Holding UK PLC 2022 Employee Stock Purchase Plan

(Full Title of the Plans)

Polestar Automotive Holding USA Inc.

777 MacArthur Blvd

Mahwah, NY 07430

(949) 735-1834

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian O. Nagler Timothy Cruickshank Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Tel: (212) 446-4800 Fax: (212) 446-4900	Alex Lloyd Kirkland & Ellis LLP 200 Clarendon Street Boston, MA 02116 Tel: (617) 385-7500	Stuart Boyd Kirkland & Ellis International LLP 30 St Mary Axe London EC3A 8AF, United Kingdom Tel: +44 20 7469 2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the U.S. Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of the Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information

The written statement required by Item 2 of Part I is included in documents that will be delivered to participants in the plans covered by this Registration Statement pursuant to Rule 428(b) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The documents listed below have been filed with the Commission by the Registrant and are incorporated herein by reference to the extent not superseded by documents subsequently filed:

(1)	The Registrant’s Shell Company Report on Form 20-F filed with the Commission on June 29, 2022; and

(2)

The description of the Class A ordinary shares and the Class A American Depositary Shares, each representing one Class A ordinary share contained in the Registrant’s Registration Statement on Form 8-A filed by the Registrant with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on June 23, 2022 and all other amendments and reports filed for the purpose of updating such description, including the Registrant’s Shell Company Report on Form 20-F filed with the Commission on June 29, 2022.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any document or portion thereof, whether specifically listed above or to be filed in the future, that is not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Subject to the U.K. Companies Act 2006 (the “Companies Act”), and without prejudice to any indemnity to which he or she may otherwise be entitled, members of the Registrant’s board of directors and its officers shall have the benefit of the following indemnification provisions in the Registrant’s articles of association:

Current and former members of the Registrant’s board of directors or officers (other than any person, whether or not an officer of the Registrant or an associated company (as defined in the Companies Act), engaged by the Registrant or an associated company as auditor) shall be indemnified for all costs, charges, losses, expenses and liabilities sustained or incurred by them in connection with their duties or powers in relation to the Registrant, any associated company or any pension fund or employee share scheme of ours or an associated company and in relation to the Registrant’s (or an associated company’s) activities as trustee of an occupational pension scheme, including any liability incurred in defending any criminal or civil proceedings in which judgement is given in his or her favor or in which he or she is acquitted or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her behalf or in connection with any application in which the court grants him or her relief from liability for negligence, default, breach of duty or breach of trust in relation to the registrant’s or its group’s affairs.

In the case of current or former members of the Registrant’s board of directors, in compliance with the Companies Act, there shall be no entitlement to indemnification as referred to above for (i) any liability incurred to the Registrant or any associated company, (ii) the payment of a fine imposed in any criminal proceeding or a penalty imposed by a regulatory authority for non-compliance with any requirement of a regulatory nature, (iii) the defense of any criminal proceeding if the member of the Registrant’s board of directors is convicted, (iv) the defense of any civil proceeding brought by the Registrant or an associated company in which judgement is given against the director and (v) any application for relief under the Companies Act in which the court refuses to grant relief to the director.

The Registrant may provide any current or former director or officer with funds to meet expenditure incurred or to be incurred by them in connection with any proceedings or application referred to above and otherwise may take any action to enable any such relevant officer to avoid incurring such expenditure. Members of the Registrant’s board of directors and its officers who have received payment from the Registrant under the relevant indemnification provisions must repay the amount they received in accordance with the Companies Act or in any other circumstances that the Registrant may prescribe or where the Registrant has reserved the right to require repayment.

In addition, the Registrant entered into deeds of indemnity with its directors, officers and certain members of the Registrant’s and its subsidiaries’ senior management pursuant to which the Registrant agreed to indemnify each such person in connection with threatened, pending or completed actions, suits or proceedings to which such person has been made a party or in which such person becomes involved.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Articles of Association of Polestar Automotive Holding UK PLC, as currently in effect, incorporated by reference to Exhibit A to Exhibit 4.1 to Gores Guggenheim, Inc.’s current report on Form 8-K filed with the Commission on June 27, 2022.

4.2	ADS Deposit Agreement – Class A ADSs, incorporated by reference to Exhibit (a) to the Registration Statement on Form F-6 (File No.: 333-267086) filed with the SEC on August 26, 2022.

4.3	Form of Class A American Depositary Receipt, incorporated by reference to Exhibit A of Exhibit (a) to the Registration Statement on Form F-6 (File No.: 333-267086) filed with the SEC on August 26, 2022.

5.1*	Opinion of Kirkland & Ellis International LLP.

23.1*	Consent of Kirkland & Ellis International LLP (included in Exhibit 5.1).

23.2*	Consent of Deloitte AB, independent registered accounting firm to Polestar Automotive Holding UK PLC (formerly known as Polestar Automotive Holding UK Limited).

23.3*	Consent of Deloitte AB, independent registered accounting firm to Polestar Automotive Holding Limited.

23.4*	Consent of KPMG LLP, former independent registered accounting firm to Gores Guggenheim, Inc.

23.5*	Consent of WithumSmith+Brown, PC, independent registered accounting firm to Gores Guggenheim, Inc.

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

99.1*	Polestar Automotive Holding UK PLC 2022 Omnibus Incentive Plan.

99.2*	Polestar Automotive Holding UK PLC 2022 Employee Stock Purchase Plan.

107*	Filing Fee Table.

*	Filed herewith.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gothenburg, Sweden, on August 29, 2022.

POLESTAR AUTOMOTIVE HOLDING UK PLC

By:	/s/ Thomas Ingenlath
Name: Thomas Ingenlath
Title: Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

Each of the undersigned officers and directors of the Registrant hereby severally constitutes and appoints each of Thomas Ingenlath, Johan Malmqvist or Roger Molin (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Thomas Ingenlath	Chief Executive Officer and Director	August 29, 2022
Thomas Ingenlath	(Principal Executive Officer)

/s/ Johan Malmqvist	Chief Financial Officer	August 29, 2022
Johan Malmqvist	(Principal Financial Officer)

/s/ Roger Molin	Head of Group Financial Accounting & Control (Principal Accounting Officer)	August 29, 2022
Roger Molin

/s/ Håkan Samuelsson	Director	August 29, 2022
Håkan Samuelsson

/s/ Carla De Geyseleer	Director	August 29, 2022
Carla De Geyseleer

/s/ Karen C. Francis	Director	August 29, 2022
Karen C. Francis

/s/ Donghui (Daniel) Li	Director	August 29, 2022
Donghui (Daniel) Li

/s/ Dr. Karl-Thomas Neumann	Director	August 29, 2022
Dr. Karl-Thomas Neumann

/s/ David Richter	Director	August 29, 2022
David Richter

/s/ James Rowan	Director	August 29, 2022
James Rowan

/s/ Zhe (David) Wei	Director	August 29, 2022
Zhe (David) Wei

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative of Polestar Automotive Holding UK PLC in the United States, has signed this Registration Statement in the City of Gothenburg, Sweden, on August 29, 2022.

POLESTAR AUTOMOTIVE USA INC.
Authorized U.S. Representative

By:	/s/ Jan Mikael Alkmark
Name: Jan Mikael Alkmark
Title: Director